EXHIBIT 23.2 - CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We have issued our report dated March 7, 2000 accompanying the Consolidated Financial Statements of Aladdin Systems Holdings, Inc., appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


/s/ Grant Thornton LLP

San Jose, California
September 18, 2000

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Board of Directors
Aladdin Systems Holdings, Inc.
165 Westridge Drive
Watsonville, CA 95076-4159.

Gentlemen:

      We have issued our report dated March 29, 1999, except for Note 9, the date of which is October 12, 1999, accompanying the Consolidated Financial Statements incorporated in the Annual Report of Aladdin Systems Holdings, Inc., on Form 10-KSB for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statement of Aladdin Systems Holdings, Inc.

Hutchinson Bloodgood LLP

Watsonville, California
September 18, 2000